                                                                     EXHIBIT 1.1





                                1,500,000 Shares

                           EAGLE USA AIRFREIGHT, INC.

                                  Common Stock

                              UNDERWRITING AGREEMENT



                                                              January ____, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
WILLIAM BLAIR & COMPANY, L.L.C.
GERARD KLAUER MATTISON & CO., INC.
As representatives of the several Underwriters
  named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
  277 Park Avenue
  New York, New York  10172

Dear Sirs:

       The shareholder of Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), named in Schedule II hereto (the "Selling Shareholder") proposes to sell 1,500,000 shares of common stock, par value $.001 per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"), and the Company and the Selling Shareholder propose to make certain representations and warranties to each of the Underwriters and enter into such other agreements as provided by this Agreement. The Company proposes to issue and sell to the several Underwriters not more than an additional 225,000 shares of its Common Stock, par value $.001 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholder are hereinafter sometimes referred to collectively as the "Sellers."

       1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time when it became effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(a) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(b) as the prospectus provided to meet the requirements of Section 10(a) of the Act) in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus."

       2. Agreements to Sell and Purchase and Lock-up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder at a price per Share of $__________ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

       On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 225,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.





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       The Company and the Selling Shareholder hereby agree, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days with respect to the Company and the directors and executive officers, and one year with respect to the Selling Shareholder, after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan,
(ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iii) the Company may issue shares of common stock in connection with the purchase by the Company from time to time of any properties, assets or securities from a third party, and (iv) any natural person may make intra-family transfers or transfers to trusts for estate planning purposes.

       3. Terms of Public Offering. The Selling Shareholder is advised by you that the Underwriters propose (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

       4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers (provided, however, that you shall pay the New York State stock transfer tax, and if you have promptly and properly filed all necessary notices and reports with respect thereto to obtain a rebate for such tax payment, the Sellers shall reimburse you for associated carrying costs if such tax payment is not rebated on the date of payment and for any portion of such tax payment not rebated), to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on January ___, 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date".

       The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered to you and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

       5.     Agreements of the Company.  The Company agrees with you:

              (a) To use its commercially reasonable efforts to cause the Registration Statement to become effective at the earliest possible time.

              (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective (if the Registration Statement shall not have become effective prior to the execution and delivery of this Agreement) and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and
       (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

              (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its commercially reasonable best efforts to cause the same to become promptly effective.

              (e) Prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

              (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

              (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such as may be necessary in order to effect such registration or qualification provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) to take any action that would subject it to taxation in any jurisdiction or (iii) to execute a consent to service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares).

              (h) To make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (which availability must in any event commence no later than 90 days after the end of such twelve month period) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

              (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders who request them, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

              (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

              (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing or reproduction and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing, reproduction and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and Canadian provinces (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Additional Shares on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") National Market, (vii) furnishing such





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
       copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested in accordance with the provisions of this Agreement for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company and the Selling Shareholder of their other obligations under this Agreement. The Company and the Selling Shareholder may agree as between themselves and without limiting the rights of the Underwriters under this Agreement as to the respective amount of such costs, expenses, fees and taxes for which each of them will be responsible.

              (l) To use its commercially reasonable efforts to maintain the inclusion of such Common Stock in the NASDAQ National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

              (m) To use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

       6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

              (a) The Registration Statement has or will become effective; no stop order suspending the effectiveness of the Registration Statement is or will be in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

              (b) (i) The Registration Statement, when it becomes or became effective, will or did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (c) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the





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
       prospectus included in the Registration Statement (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d)).

              (d) Except for those matters amended or included in the Prospectus, the preliminary prospectus filed as part of the Registration Statement or filed thereafter as part of a subsequent amendment or pursuant to Rule 424 of the Act complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (e) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (f) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and at the Closing will be owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

              (g) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of or subject to any preemptive or other similar rights to subscribe for or purchase the same; and the Additional Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights.

              (h) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

              (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for any such violation or default that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (j) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (i) the Act, (ii) the Exchange Act, or (iii) the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any existing laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

              (k) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

              (l) Neither the Company nor any of its subsidiaries has violated any existing foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

              (m) Except as disclosed in the Prospectus, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business, except where the failure to have such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the

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       Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except where such revocation, termination or impairment would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

              (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and defensible title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

              (o) The Company and each of its subsidiaries maintains reasonably adequate insurance.

              (p) Price Waterhouse LLP are independent public accountants with respect to the Company as required by the Act.

              (q) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (r) The election by the Company, and the consent to such election by its stockholders (and, if applicable, by the spouses of such stockholders), to cause the

       Company to be taxed as an S corporation as provided in Section 1362 of the Internal Revenue Code of 1986, as amended (and the predecessor Code) (the "Code"), was valid and effective at all times from October 1, 1992 through December 4, 1995, and neither the Internal Revenue Service nor any other person or entity has challenged or indicated a present intention to challenge the prior status of the Company as an S corporation during any portion of such period; the Company has incurred no liability for taxes under Section 1374 or 1375 of the Code during or for any year in such period; and the Company has validly adopted a fiscal year as provided in Sections 444 and 1378 of the Code and Revenue Procedure 83-25, 1983-1, C.B. 689.

              (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (t) No holder of any security of the Company other than the Selling Shareholder has any right that has not been waived to require registration of shares of Common Stock or any other security of the Company in the Registration Statement.

              (u) The Firm Shares are listed on the NASDAQ National Market. The Company has filed an application to list the Additional Shares on the NASDAQ National Market and has received notification that the listing has been approved, subject to notice of issuance of the Additional Shares.

              (v) Except as otherwise disclosed in the Registration Statement, as of the date set forth therein, there were no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire from the Company any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof.

              (w) Except as disclosed in the Prospectus, there are no material business relationships or related party transactions required to be disclosed or incorporated by reference therein by Item 404 of Regulation S-K of the Commission.

              (x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (y) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided or the failure of which to file or to be paid would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

       7. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter that:

              (a) The Selling Shareholder is the sole record owner of the Shares to be sold by such Selling Shareholder under this Agreement; upon delivery of the Shares to be sold by the Selling Shareholder under this Agreement and payment of the purchase price therefor as contemplated by this Agreement, assuming the Underwriters have purchased the Shares for value in good faith and without notice of any adverse claim or actual knowledge of a restriction on transfer, the Underwriters will have acquired all rights of such Selling Shareholder in the Shares free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company. The owner of the Shares, if other than such Selling Shareholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement or instruction, assuming the Underwriters purchased the Shares for value in good faith and without notice of any adverse claim.

              (b) Upon delivery of and payment for the Shares to be sold by the Company pursuant to this Agreement, good and marketable title to such Shares will pass to the Underwriters, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever other than pursuant to the Shareholders' Agreement, which, with respect to the Firm Shares, will be terminated concurrently therewith.

              (c) The Selling Shareholder has, and on the Closing Date will have, full legal right and authority to enter into this Agreement, and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and this Agreement is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law or public policy grounds, and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (d) Other than as contemplated by this Agreement, the Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

              (e) The execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (i) the Act, (ii) the Exchange Act of 1934, or (iii) the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or property of the Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Shareholder or property of the Selling Shareholder.

              (f) Such parts of the Registration Statement under the caption "Principal and Selling Shareholders" which specifically relate to the Selling Shareholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

              (g) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(f) above, except as contemplated in the Prospectus, the Selling Shareholder will immediately notify you of such change.

              (h) To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 6 hereof are true and correct; the Selling Shareholder has reviewed and is familiar with the Registration Statement as filed with the Commission and any preliminary prospectuses contained therein and has no knowledge of any material fact, condition or information not disclosed in such preliminary prospectus which has adversely affected or could adversely affect the condition, financial or otherwise, or the earnings, business affairs, or business prospects of the Company and its subsidiaries considered as one enterprise; to the best knowledge of the Selling Shareholder, such preliminary prospectuses do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

       8.     Indemnification.     (a)     The Company and the Selling
Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriters who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of the Selling Shareholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by the Selling Shareholder from the Underwriters for the sale of the Selling Shareholder's Shares hereunder. The Company and the Selling Shareholder may agree as between themselves and without limiting the rights of the Underwriters under this Agreement as to the respective amount of such liability for which each of them will be responsible.

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

              (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the
expense of such Underwriter).   Any indemnified party shall have the right to
employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonably prompt period following the receipt of notification in writing from the indemnified parties or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii)
effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying
party shall have failed to comply with such reimbursement request.   No
indemnifying party shall, without the prior written consent of the indemnified party (provided that (a) in the case of indemnity sought pursuant to Section 8(a), such consent may be given on behalf of the indemnified parties by Donaldson, Lufkin & Jenrette Securities Corporation, and (b) in the case of indemnity sought pursuant to Section 8(b), such consent may be given on behalf of the indemnified parties by the Company), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. No indemnifying party will be liable for the costs and expenses of any settlement of any pending or threatened action effected by the indemnified party without the consent of the indemnifying party.

              (d)    To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and the Selling Shareholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint. The obligations of the Selling Shareholder to contribute to this Section 8(d) shall be subject to the limitation contained in paragraph 8(a) above with respect to the maximum aggregate liability of the Selling Shareholder under or in connection with this Agreement.

              (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              (f) The Selling Shareholder hereby designates Eagle USA Airfreight, Inc., a Texas corporation, 3214 Lodestar, Houston, Texas 77032, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and the Selling Shareholder and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company and/or the Selling Shareholder, as appropriate, at the address for notices specified in Section 12 hereof.

       9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

              (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

              (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings except as disclosed in the Prospectus, affairs, business or prospects, whether or not arising in the ordinary course of business, of the Company, (ii) except as disclosed in the Prospectus, since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by James R. Crane and Douglas
       A. Seckel, in their capacities as the President and Secretary of the Company, confirming the matters set forth in paragraphs (a), (b), and
       (c) of this Section 9.

              (d) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Shareholder.

              (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Company and the Selling Shareholder, to the effect that:

                     (i) the Company and each of Eagle Freight Services, Inc., a Texas corporation, and Eagle USA Transportation Services, Inc., a Texas corporation (collectively, the "Texas Subsidiaries"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as described in the Prospectus;

                     (ii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Texas Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable;

                     (iii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid, non-assessable and to such counsel's knowledge, none of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholder) were issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase the same;

                     (iv) the Additional Shares, if any, to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive rights or other similar rights to subscribe for or purchase the same;

                     (v) this Agreement has been duly authorized, executed and delivered by each of the Company and the Selling Shareholder and is a valid and binding agreement of each of the Company and the Selling Shareholder enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law or public policy grounds, and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (vi) the Registration Statement has become effective under the Act, and to such counsel's knowledge no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

                     (vii) the statements under the caption "Description of Capital Stock" in the Prospectus and Item 15 of Part II of the Registration Statement insofar as such statements constitute a summary of documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such documents and proceedings;

                     (viii) the execution, delivery and performance of this
              Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body of the United States of America or the State of Texas or, except for any such consent, approval, authorization, or order, which, if not obtained, would not prevent or adversely affect in any material respect the performance of this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except for such as have been made or obtained under the Act and the Exchange Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or any of the Texas Subsidiaries and Eagle Freight Services, Inc., a California corporation, or to such counsel's knowledge, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, that is filed as an exhibit to the Registration Statement or
              (iii) violate or conflict with any federal securities laws or, to such counsel's knowledge, any other existing laws, administrative regulations or rulings or court decrees of the United States of America or the State of Texas which rulings or decrees specifically name the Company or are directed at its property (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel), except for any such violation, breach or conflict referred to in clause (ii) or (iii) above which would not prevent or adversely affect in any material respect the performance of this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (ix) the execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with the provisions hereof and the consummation of the transactions contemplated hereby (i) will not to such counsel's knowledge require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body of the United States of America or the State of Texas or, except for any such consent, approval, authorization, or order, which, if not obtained, would not prevent or adversely affect in any material respect the performance of this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except for such as have been made or obtained under the Act and the Exchange Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under,
              (A) to such counsel's knowledge, any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or his properties are bound, that is filed as an exhibit to the Registration Statement or
              (iii)
              violate or conflict with, to such counsel's knowledge, any existing laws, administrative regulations or rulings or court decrees of the United States of America or the State of Texas which rulings or decrees specifically name the Selling Shareholder or are directed at his property, except for any such violation, breach or conflict referred to in clause (ii) or (iii) above which would not prevent or adversely affect in any material respect the performance of this Agreement by the Selling Shareholder;

                     (x) the Selling Shareholder is the sole record owner of the Shares to be sold by such Selling Shareholder under this Agreement; upon delivery of the Shares to be sold by the Selling Shareholder under this Agreement and payment of the purchase price therefor as contemplated by this Agreement, assuming the Underwriters have purchased the Shares for value in good faith and without notice of any adverse claim or actual knowledge of a restriction on transfer, the Underwriters will have acquired all rights of such Selling Shareholder in the Shares free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company. The owner of the Shares, if other than such Selling Shareholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement or instruction, assuming the Underwriters purchased the Shares for value in good faith and without notice of any adverse claim;

                     (xi) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                     (xii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                     (xiii) to the best of such counsel's knowledge, after due
              inquiry, no holder of any security of the Company other than the Selling Shareholder has any right to require registration in the Registration Statement of shares of Common Stock or any other security of the Company that has not been waived; and

                     (xiv) the Registration Statement (including any Registration Statement filed under Rule 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the other financial and statistical information included therein and (iii) the exhibits thereto as to which no opinion need be expressed) comply as to form in all material respects with the Act.

              In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company, the Selling Shareholder and of governmental officials, in which case their opinion is to state that they are so doing. Such counsel shall also be entitled to state that its opinion is limited to the laws of the United States of America and the State of Texas.

              Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company, the Selling Shareholder, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and your representatives), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the other financial and statistical information included therein and (iii) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) including therein and (ii) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as of issue date thereof, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       The opinion of Baker & Botts, L.L.P. described in paragraph (e) above shall be rendered to you at the request of the Company and the Selling Shareholder and shall so state therein.

              (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Thompson & Knight, P.C., counsel for the Underwriters, as to the matters referred to in clauses (v), (vi) (but only with respect to the Company), (vii) and (viii) (but only with respect to the statements under the captions "Description of Capital Stock" and "Underwriting") and in the second to last subparagraph of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by such subparagraph such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

              (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Price Waterhouse, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Price Waterhouse on the date of this Agreement.

              (h) The Company and the Selling Shareholder shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

       10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

       This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company and the Selling Shareholder if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iv) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

       If on the Closing Date or on the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company and the Selling Shareholder. In any such case which does not result in termination of this Agreement, either you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

       11. Agreements of the Selling Shareholder. The Selling Shareholder agrees with you and the Company:

              (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by the Selling Shareholder (provided, however, that you shall pay the New York State stock transfer tax, and if you have promptly and properly filed all necessary notices and reports with respect thereto to obtain a rebate for such tax payment, the Sellers shall reimburse you for associated carrying costs if such tax payment is not rebated on the date of payment and for any portion of such tax payment not rebated); and

              (b) To take all commercially reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time and to do and perform all things required by this Agreement to be done and performed by them under this Agreement prior to the Closing Date.

       12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Eagle USA Airfreight, Inc., 3214 Lodestar, Houston, Texas 77032, (b) if to the Selling Shareholder, to James R. Crane, c/o Eagle USA Airfreight, Inc., 3214 Lodestar, Houston, Texas 77032, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

       The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Shareholder, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Selling Shareholder, the Company, the officers or directors of the Company or any controlling person of the Company,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

       If this Agreement shall be terminated by the Underwriters (other than pursuant to Section 10 (ii), (iii) and (iv)) because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Selling Shareholder agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the proposed offering of the Shares. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof) to the extent such persons are found by a nonappealable order of a court of competent jurisdiction to be successful on their claim as to which such expenses relate.

       Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Selling Shareholder, the Company, the Underwriters, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

       THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

       This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

       Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters.

                                           Very truly yours,

                                           EAGLE USA AIRFREIGHT, INC.



                                           By:
                                                ---------------------------
                                                  Title:

                                           SELLING SHAREHOLDER


                                           --------------------------------
                                           James R. Crane


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
WILLIAM BLAIR & COMPANY, L.L.C.
GERARD KLAUER MATTISON & CO., INC.
Acting severally on behalf of themselves and the several Underwriters named in Schedule I thereto

By:    DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


       By:  _________________________________

                                   SCHEDULE I

                                                                   NUMBER OF
                                                                  FIRM SHARES
                         Underwriters                           TO BE PURCHASED
                         ------------                           ---------------
 Donaldson, Lufkin & Jenrette Securities Corporation

 Morgan Stanley Dean Witter

 William Blair & Company

 Gerard Klauer Mattison & Co., Inc.




                                                                      ----------
                                             Total                     1,500,000


                                  SCHEDULE II

                              SELLING SHAREHOLDER

                                                               Number of
                                                              Firm Shares
 Name                                                          Being Sold
 ----                                                          ----------
 James R. Crane                                                1,500,000